UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   September 17, 2015

Heatwurx, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-184948	45-1539785
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18001 S. Figueroa, Unit G, Gardena, CA	90248
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (888) 817-9879

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

On September 15, 2015, Donald Larson and Gus Blass III resigned from their positions as directors of Heatwurx, Inc., a Delaware corporation (the “Company”).  In connection with Mr. Larson and Mr. Blass’ resignations, there were no disagreements with the Company, known to an executive officer of the Company, on any matter relating to the Company’s operations, policies or practices.

Item 8.01  Other Events.

On September 17, 2015, Heatwurx, Inc. (OTC: HUWX), a Delaware corporation (the “Company”), announced its intention to sell substantially all assets, pay down or otherwise settle liabilities.

The Company conducted a lengthy research and development program to introduce a patented equipment set and method for asphalt repair and preservation. Initially, the Company's business operations focused on selling equipment to large OEMs and distributors.  When this approach proved unsuccessful due to a lack of significant and recurring orders, the Company shifted its business model to include providing service work for municipalities and private companies. While it experienced moderate receptivity to this service work, the Company added other facets to its business model through a subsidiary franchising program, and further offered licenses to purchasers of equipment and consumables. As with a start-up these steps were unable to achieve the desired traction in a timely manner to yield the needed revenue.

On July 7, 2015, Heatwurx, Inc., filed a Form 8-K announcing that it had entered into a quiet period, and that it would seek potential merger candidates or an outright sale of the all of the Company’s assets in an effort to obtain better values for shareholders.  Several proposals were submitted to the Company, and following review by the Board of Directors, none were deemed suitable to satisfy the financial requirements of the Company moving forward. Given these factors the Board of Directors has decided to liquidate assets and to settle outstanding liabilities.

The Company requires substantial additional operating capital and its future viability is currently uncertain. The Company has been unsuccessful in identifying outside officers to lead the company forward. Accordingly the board of directors has appointed John P. McGrain as the Interim Chief Executive Officer, and Interim Chief Financial Officer, in addition to his recent appointment to the Board of Directors.

As of the quarter ended June 30, 2015, the Company had Total Assets of $877,714 and Total Liabilities of $2,198,213. In addition, the Company has ongoing monthly expenses consisting mainly of financed equipment and the leased office space, and other generally related operating items. The Company will seek to reduce all monthly expenditures in an orderly fashion. The Company also anticipates hiring a consultant to assist in the orderly sale of assets and reduction of accounts payable and other debt. Investors should refer to the most recently filed Form 10-Q for further information.

It is the Company’s intention to move forward as a public entity and to seek other potential merger candidates. The Company can give no assurances that any of these efforts will prove successful. The Company anticipates providing further updates as may be appropriate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heatwurx, Inc.

Date: September 17, 2015	By /s/ John McGrain
John McGrain, Chief Executive Officer

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